Exhibit 10.1

STOCK SUBSCRIPTION AGREEMENT

This STOCK SUBSCRIPTION AGREEMENT (the “Agreement”), effective as of September 25, 2018 (the “Effective Date”), is by and between Edgar Express, Inc., a Utah corporation (the “Company”), and [ ] (the “Subscriber”, and together with the Company, the “parties” and, each individually, a “party”).

In consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.                  Issuance of Shares. The Company hereby agrees to issue to the Subscriber an aggregate of 2,500,000 shares of Series A Preferred Stock of the Company, par value $0.001 per share (a “Share”, and collectively the “Shares”), and Subscriber agrees to purchase the Shares for an aggregate purchase price of $150,000.00, or $0.06 per Share. Promptly after execution of this Agreement and payment by the Subscriber of the purchase price therefor, the Company will deliver to the Subscriber a certificate registered in Subscriber’s name representing the Shares.

2.                  Subscriber’s Representations and Warranties. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents, warrants, and agrees as follows:

(a)                The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber has the financial capability for making the investment, can afford a complete loss of the investment, and the investment is a suitable one for the Subscriber.

(b)               Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the finances, operations, business, and prospects of the Company.

(c)                The Subscriber is acquiring the Shares for its own account for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Shares. The Subscriber understands that the Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being registered under any state “blue sky” laws, and the Shares may not be transferred except in compliance with such laws.

(d)               The Subscriber understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Subscriber obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

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(e)                The Subscriber is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon an independent examination and judgment as to the prospects of the Company.

(f)                The Shares were not offered to the Subscriber by means of publicly disseminated advertisements or sales literature, nor is the Subscriber aware of any offers made to other persons by those means.

(g)               The Subscriber is an “accredited investor” as such term is defined in Regulation D of the Securities Act.

3.                     Registration and Listing of Shares. At any time after the Effective Date, the Subscriber may request (and the Company shall reasonably honor such request) that the Company register for sale under the Securities Act all or any portion of the shares of common stock of the Company underlying the Series A Preferred Stock and any other shares of common stock of the Company which the Subscriber now owns or hereafter acquires by any means, including without limitation, by purchase, assignment, conversion of convertible securities or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction in the manner specified in such notice.

4.                  Other Agreements.

(a)                Entire Agreement. This Agreement embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant, or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(b)               Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

(c)                Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

(d)               Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof, except to the extent expressly governed by the Utah Revised Business Corporation Act or the laws of any other state where the Company is then incorporated.

(e)                Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the

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extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(f)                Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

(g)               Counterparts. This Agreement may be executed in multiple counterparts (including electronic counterparts), and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

EDGAR EXPRESS, INC.

By: ________________________

Name: Mary Foster

Title: Chief Executive Officer

SUBSCRIBER:

________________________

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